UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 5, 2013

(Date of earliest event reported)

Union First Market Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-20293 (Commission File Number)	54-1598552 (I.R.S. Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

(804) 633-5031

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 5, 2013, Union First Market Bankshares Corporation (“Union”) held a special meeting of shareholders (the “special meeting”) in Ruther Glen, Virginia. At the special meeting, the shareholders of Union were asked to consider and vote on the following proposals: (1) to approve the Agreement and Plan of Reorganization, dated as of June 9, 2013, between Union and StellarOne Corporation (“StellarOne”), including the related Plan of Merger (together, the “merger agreement”), pursuant to which StellarOne will merge with and into Union (the “merger proposal”), (2) to approve an amendment to Union’s articles of incorporation to increase the number of authorized shares of common stock from 36,000,000 to 100,000,000 shares, in order to have a sufficient number of authorized shares of Union common stock to issue to former StellarOne shareholders upon completion of the merger with StellarOne (the “articles amendment proposal”), and (3) to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal and the articles amendment proposal (the “adjournment proposal”). At the special meeting, the merger proposal and the articles amendment proposal were each approved by the affirmative vote of a majority of the outstanding shares of Union common stock entitled to vote at the special meeting.

As of October 9, 2013, the record date for the special meeting, there were 24,916,424 shares of Union common stock issued and outstanding and eligible to be voted at the special meeting. At the special meeting, there were present in person or by proxy 18,957,432 shares of Union’s common stock, which constituted a quorum to conduct business at the meeting.

The items voted upon at the special meeting and the final voting results for each proposal were as follows:

1.	The Union merger proposal.

For	Against	Abstain	Broker Non-Votes
18,836,456	87,974	24,521	8,481
75.6%	0.4%	0.1%	0.0%

2.	The articles amendment proposal.

For	Against	Abstain	Broker Non-Votes
18,649,130	260,177	48,125	---
74.8%	1.0%	0.2%	---

3.	The adjournment proposal.

The adjournment proposal was withdrawn, as it was not necessary due to the approval by Union’s shareholders of the merger proposal and the articles amendment proposal.

Item 8.01.	Other Events.

On December 5, 2013, Union and StellarOne issued a joint press release announcing (i) for Union, the results of the special meeting described in Item 5.07 of this Form 8-K, and (ii) for StellarOne, the results of the special meeting of shareholders of StellarOne held on December 5, 2013 at which, among other things, the merger agreement was approved. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press release issued jointly by Union First Market Bankshares Corporation and StellarOne Corporation on December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION FIRST MARKET
BANKSHARES CORPORATION

By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President
and Chief Financial Officer

Date: December 6, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued jointly by Union First Market Bankshares Corporation and StellarOne Corporation on December 5, 2013.